As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-159751

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PRWT SERVICES, INC.

(Exact Name of Each Registrant as Specified in Its Charter)

Pennsylvania	7380	23-2528512
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1835 Market Street, Suite 800 Philadelphia, Pennsylvania 19103-2917 (215) 569-8810	George Burrell Executive Vice President and General Counsel PRWT Services, Inc. 1835 Market Street, Suite 800 Philadelphia, Pennsylvania 19103-2917 (215) 569-8810
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher A. Lewis, Esq. Brad L. Shiffman, Esq. Blank Rome LLP One Logan Square 130 North 18th Street Philadelphia, PA 19103-6998 Telephone: (215) 569-5793 Fax: (215) 832-5793	David Alan Miller, Esq. Brian L. Ross, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 19th Floor New York, New York 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(5)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock(3)	21,000,000	$7.69	$161,490,000	$9,011.14
Warrants to purchase Common Stock(3)	19,325,000	$0.04	$773,000	$43.13
Common Stock underlying theWarrants(3)(4)	19,325,000	$6.00	$115,950,000	$6,470.01
Units, each consisting of one share of Common Stock and one Warrant(3)	865,137	$7.70	$6,661,555	$371.71
Total			$284,874,555	$15,895.99	(6)

(1)	All securities being registered are issued by PRWT Services, Inc. (“PRWT”), a Pennsylvania corporation. In connection with the transaction between KBL Healthcare Acquisition III Corp., a Delaware corporation (“KBL”), and PRWT, KBL shall be merged with and into PRWT Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of PRWT. As described in the proxy statement/prospectus forming a part of this registration statement, all of the outstanding common stock, warrants and units of KBL will be exchanged for like securities of PRWT having like tenor on a one-for-one basis. As a result of the merger and related transactions, PRWT will become the public company, and the current security holders of KBL will become security holders of PRWT.
(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.
(3)	Common stock, warrants and units of PRWT that will be issued to holders of securities of KBL upon consummation of the merger in exchange for their like securities of KBL. Amounts indicated above for the common stock and warrants include the shares of common stock and warrants included in the units.
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	Based on the market price on April 15, 2009 of the common stock, warrants and units of KBL pursuant to Rule 457(f)(1).
(6)	The filing fee for this registration statement is offset in its entirety by the filing fee of $15,895.99 paid by the registrant in connection with the registration statement on Form S-4 (File No. 333-158692) filed jointly with KBL Healthcare Acquisition Corp. III on April 22, 2009 (“Previous Registration Statement”). The Previous Registration Statement was withdrawn prior to the issuance of any securities pursuant thereto.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

NOTES

This registration statement on Form S-4 (“June 2009 Registration Statement”) is being filed by PRWT Services, Inc. (“PRWT”). PRWT has entered into a merger agreement with KBL Healthcare Acquisition III Corp., a publicly traded company (“KBL”). Under the terms of the merger agreement, KBL and PRWT have agreed to a business combination, which shall be accomplished through the merger of KBL with PRWT Merger Sub, Inc., a wholly owned subsidiary of PRWT (“Merger Sub”), with KBL surviving the merger as a wholly owned subsidiary of PRWT. All of the outstanding securities of KBL shall be automatically exchanged (without any action on the part of KBL holders) into an identical number and type of PRWT securities. As a result of the foregoing, PRWT will become the public company and the holders of PRWT securities and KBL securities, will become holders of the securities of PRWT (or, as we also referred to PRWT, New Pubco) following the merger. Previously PRWT and KBL had filed a registration statement on Form S-4 (No. 333-158692) with the Securities and Exchange Commission (“Original Registration Statement”). To clarify that PRWT is the issuer, the Original Registration Statement has been withdrawn; replaced by the June 2009 Registration Statement. In connection with the business combination, KBL is filing a proxy statement with the Securities and Exchange Commission. Both this registration statement and KBL’s proxy statement contain the identical proxy statement/prospectus included herein.

EXPLANATORY NOTE

This Amendment #1 to the Registration Statement 333-159751 (the“Registration Statement”) is being filed solely to file exhibits that were not filed with the Registration Statement, including updated consents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

New Pubco

The PBCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel and related matters.

Section 1741 of the PBCL authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 of the PBCL further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, a Pennsylvania corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 of the PBCL or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding referred to in Subchapter 17D of the PBCL upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding that office.

Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such person's capacity as a representative of the corporation, whether or not the corporation would have the power to indemnify such person under Subchapter 17D of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental change transactions and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

The bylaws of New Pubco generally provide for indemnification of its directors and officers to the fullest extent permitted by law. The bylaws also generally require that New Pubco pay its directors’ and officers’ expenses in advance of the final disposition of an action suit or proceeding upon receipt of an undertaking by such person to repay such amounts if its ultimately determined that such person is not entitled to be indemnified by New Pubco.

The merger agreement contractually provides for certain indemnification and insurance. See the merger agreement, which is attached to this proxy statement/prospectus as Annex A.

New Pubco maintains insurance to cover its directors and officers for liabilities which may be incurred by New Pubco’s directors and officers in the performance of their duties.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of March 13, 2009, by and among KBL, PRWT, PRWT Merger Sub, Inc. and all of the stockholders of PRWT (included as Annex A to the proxy statement/prospectus).
2.2	Amendment No. 1 to KBL/PRWT Merger Agreement (included as part of Annex A to the proxy statement/prospectus).
3.1	Certificate of Incorporation of KBL.(1)
3.2	Bylaws of KBL.(2)
3.3	Articles of Incorporation of PRWT (included as Annex C to the proxy statement/prospectus).
3.4	Bylaws of PRWT.*
4.1	Specimen Unit Certificate of KBL.(1)
4.2	Specimen Common Stock Certificate of KBL.(1)
4.3	Specimen Warrant Certificate of KBL.(1)
4.4	Specimen Unit Certificate of PRWT.**
4.5	Specimen Common Stock Certificate of PRWT.**
4.6	Specimen Warrant Certificate of PRWT.**
4.7	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and KBL.(1)
5.1	Form of Opinion of Blank Rome.**
8.1	Tax opinion of Graubard Miller (included as Annex G to the proxy statement/prospectus).
10.1	Letter Agreement among KBL, Citigroup Global Markets Inc. and Zachary C. Berk, O.D.(1)
10.2	Letter Agreement among KBL, Citigroup Global Markets Inc. and Marlene R. Krauss, M.D.(1)
10.3	Letter Agreement among KBL, Citigroup Global Markets Inc. and Michael D. Kaswan.(1)
10.4	Letter Agreement among KBL, Citigroup Global Markets Inc. and Eileen More.(1)
10.5	Letter Agreement among KBL, Citigroup Global Markets Inc. and Joseph Williamson.(1)
10.6	Letter Agreement among KBL, Citigroup Global Markets Inc. and Sandra Santos.(1)
10.7	Letter Agreement among KBL, Citigroup Global Markets Inc. and Kenneth Abramovitz.(1)
10.8	Letter Agreement among KBL, Citigroup Global Markets Inc. and Dr. Roy Geronemus.(1)
10.9	Letter Agreement among KBL, Citigroup Global Markets Inc. and Ellen Marram.(1)
10.10	Letter Agreement among KBL, Citigroup Global Markets Inc. and Eric Rose.(1)
10.11	Letter Agreement among KBL, Citigroup Global Markets Inc. and Dr. Myron Weisfeldt.(1)
10.12	Letter Agreement among KBL, Citigroup Global Markets Inc. and Dr. Eli Berk.(1)
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and KBL.(1)
10.14	Form of Stock Escrow Agreement between KBL, Continental Stock Transfer & Trust Company and the Initial Stockholders.(1)
10.15	Form of Letter Agreement between KBL Healthcare Management, Inc. and Registrant regarding administrative support.(1)
10.16	Form of Promissory Note issued to Marlene R. Krauss.(1)
10.17	Form of Registration Rights Agreement among KBL and the Initial Stockholders.(1)
10.18	Form of Subscription Agreement among KBL, Graubard Miller and each of Zachary C. Berk, O.D., Marlene R. Krauss, M.D., Michael D. Kaswan, Eileen More, Joseph Williamson, Terence Barnett, Kenneth Abramowitz, Steven Epstein, Ellen Marram, Kevin McGovern and Eric Rose.(1)
10.19	Letter Agreement among KBL, Citigroup Global Markets Inc. and Steven Epstein.(1)
10.20	Letter Agreement among KBL, Citigroup Global Markets Inc. and James Garvey.(1)
10.21	Letter Agreement among KBL, Citigroup Global Markets Inc. and Terence Barnett.(1)
10.22	Form of Lock-Up Agreement (included as Annex E to the proxy statement/prospectus).
10.23	[Intentionally omitted.]
10.24	Form of Escrow Agreement (included as Annex D to the proxy statement/prospectus).
10.25	Form of Services Agreement between PRWT Services, Inc. and KBL Healthcare Management, Inc.**
10.26	2009 Incentive Equity Plan (included as Annex H to the proxy statement/prospectus).
10.27	Employment Contract between PRWT Services, Inc. and Jerry L. Johnson.

Exhibit No.	Description
10.28	Employment Contract between PRWT Services, Inc. and Murvin Lackey.*
10.29	Amended and Restated Consultant Agreement between John B. Elliot and PRWT Services, Inc.
10.30.1	Consulting Agreement between MDL Associates, LLC and PRWT Services, Inc.*
10.30.2	Amendment to Consulting Agreement between MDL Associates, LLC and PRWT Services, Inc.*
10.31.1	Domestic Business Development Consultant Agreement between John J. McCarey and PRWT Services, Inc.*
10.31.2	Amendment No. 1 to Domestic Business Development Consultant Agreement between John J. McCarey and PRWT Services, Inc.*
10.32	Subcontract to Agreement #GN-0017-07, between PRWT Services, Inc. and the Delaware River Port Authority, between PRWT Services, Inc. and Broadview Staffing.*
10.33	Agreement between Axum Partners and PRWT Services, Inc.*
10.34	Letter Agreement between PRWT Services, Inc. and Jones Lang LaSalle.*
10.35	Letter Agreement between PRWT Services, Inc. and The Staubach Company.*
10.36.1	Note in favor of PIDC Local Development Corporation by PRWT ComServ, Inc. dated August 3, 1999.*
10.36.2	Note Amendment Agreement between PRWT Services, Inc. and PIDC Local Development Corporation dated September 25, 2003.*
10.37	Amended and Restated Note in favor of PIDC Local Development Corporation by PRWT Services, Inc. dated September 24, 2002, as amended December 1, 2004.*
10.38	Security Agreement between PRWT Services, Inc. and PIDC Local Development Corporation dated August 3, 1999.*
10.39	Security Agreement between PRWT Services, Inc. and PIDC Local Development Corporation dated September 24, 2002.*
10.40	Guaranty of Obligations in favor of PIDC Local Development Corporation by PRWT Services, Inc. dated August 3, 1999.*
10.41	Guaranty of Obligations in favor of PIDC Local Development Corporation by Willie F. Johnson, Raymond Saulino, William Turner, Melonease Shaw and Fletcher Wiley dated August 3, 1999.*
10.42.1	Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated May 31, 2000.
10.42.2	Business Loan Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated August 1, 2002.*
10.42.3	Commercial Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated August 1, 2002.*
10.42.4	Second Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated February 14, 2003.*
10.42.5	Third Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated September 23, 2003.*
10.42.6	Fourth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated August 1, 2004.*
10.42.7	Fifth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated November 30, 2004.*
10.42.8	Sixth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank, N.A. dated August 1, 2005.*
10.42.9	Seventh Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank, N.A. dated November 14, 2005.*
10.42.10	Sixth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and TD Bank, N.A. dated December 15, 2008.*
10.43	Fifth Amended and Restated Line of Credit Note executed by U.S. Facilities, Inc. in favor of TD Bank, N.A. dated December 15, 2008.*
10.44	Guaranty in favor of Commerce Bank/Pennsylvania, N.A. by PRWT Services, Inc. dated May 31, 2000.*

Exhibit No.	Description
10.45	Guaranty in favor of Commerce Bank/Pennsylvania, N.A. by Halifax Technical Services, Inc. dated May 31, 2000.*
10.46	Fifth Acknowledgement of Guaranty in favor of TD Bank, N.A. by PRWT Services, Inc., Willie F. Johnson, Thomas A. Leonard, James C. Dobrowolski, Ernest Agresto and Halifax Technical Services, Inc.*
10.47	Security Agreement between Halifax Technical Services, Inc. and Commerce Bank/Pennsylvania, N.A. dated May 31, 2000.
10.48	Pledge Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated May 31, 2000.*
10.49	Guaranty in favor of Commerce Bank/Pennsylvania, N.A by Willie Johnson dated May 31, 2000.*
10.50	Guaranty in favor of Commerce Bank/Pennsylvania, N.A by James Dobrowolski dated May 31, 2000.*
10.51	Loan Agreement between PRWT Services, Inc. and Radnor Trust Company dated November 2, 2007.
10.52	Note in favor of Radnor Trust Company by PRWT Services, Inc. dated November 2, 2007.*
10.53	Continuing Agreement of Guaranty and Suretyship in favor of Radnor Trust Company by Willie F. Johnson, Fletcher Wiley and William Turner dated November 2, 2007.*
10.54	Pledge Agreement between PRWT Services, Inc. and Radnor Trust Company dated November 2, 2007.*
10.55	Pledge Agreement between Willie Johnson and Radnor Trust Company dated November 2, 2007.*
10.56	Pledge Agreement between Fletcher Wiley and Radnor Trust Company dated November 2, 2007.*
10.57	Pledge Agreement between William Turner and Radnor Trust Company dated November 2, 2007.*
10.58.1	Promissory Note – NON FIN 5 RM in favor of Merck & Co., Inc. by Cherokee Pharmaceuticals LLC dated January 1, 2008.*
10.58.2	Amendment to Non-FIN 5 Promissory Note between Cherokee Pharmaceuticals LLC, PRWT Services, Inc. and Merck & Co., Inc. dated February 11, 2008.*
10.59	Promissory Note – General in favor of Merck & Co., Inc. by Cherokee Pharmaceuticals LLC dated January 1, 2008.*
10.60	Term Loan, Pledge and Security Agreement between Cherokee Pharmaceuticals LLC and NDH Capital Corporation dated June 18, 2008.
10.61	Negotiable Promissory Note in favor of NDH Capital Corporation by Cherokee Pharmaceuticals LLC dated June 18, 2008.*
10.62	Term Loan in favor of Harold Epps by PRWT Services, Inc. dated September 30, 2008.*
10.63	Promissory Note in favor of Willie F. Johnson by PRWT Services, Inc. dated March 14, 2007.*
10.64	Promissory Note in favor of Thomas A. Leonard by Willie F. Johnson dated March 14, 2007.*
10.65	Term Loan in favor of Willie Johnson by PRWT Services, Inc. dated July 30, 2008, together with Allonge to Promissory Note dated April 20, 2009.
10.66	[Intentionally omitted.]
10.67	Five-Year Note in favor of Willie Johnson dated December 1, 2007.*
10.68	Term Loan in favor of Murvin Lackey by PRWT Services, Inc. dated November 6, 2008, together with Allonge to Promissory Note dated April 20, 2009.
10.69	Demand Note in favor of PRWT Services, Inc. by William L. Turner dated September 1, 2008.*
10.70	Guaranty in favor of Commerce Bank/Pennsylvania, N.A. by Thomas A. Leonard dated May 31, 2000.*
10.71.1	Domestic Business Development Consultant Agreement between Willie F. Johnson and Lockheed Martin IMS Corporation dated January 4, 2000.*
10.71.2	Amendment Number 1 to Domestic Business Development Consultant Agreement between Willie F. Johnson and Lockheed Martin IMS Corporation dated January 2, 2001.*
10.71.3	Amendment Number 2 to Domestic Business Development Consultant Agreement by and between Willie F. Johnson and ACS State & Local Solutions, Inc. dated November 18, 2001.*
10.71.4	Amendment Number 3 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated November 19, 2002.*

Exhibit No.	Description
10.71.5	Amendment Number 4 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated January 30, 2004.*
10.71.6	Amendment Number 5 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated March 25, 2008.*
10.71.7	Amendment Number 6 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. effective January 1, 2006.*
10.71.8	Amendment Number 7 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated February 1, 2007.*
10.71.9	Amendment Number 8 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated April 23, 2009.*
10.72	Investment Management Agreement between PRWT Services, Inc. and NexTier Bank, N.A. d/b/a Radnor Trust Company dated August 12, 2008.*
10.73	Statement of Work by Elite Group to Cherokee Pharmaceuticals LLC dated October 1, 2007, revised November 20, 2007.
10.74	Administrative Services Agreement between Cherokee Pharmaceuticals LLC and The Elite Group, LLC dated November 28, 2007.*
10.75	Service Contractor Agreement (Long Form, Non-Agency) [Jones Lang LaSalle As Independent Contractor] between U.S. Facilities, Inc. and Jones Lang LaSalle Americas, Inc. dated April 30, 2009.
10.76	Service Contractor Agreement (Long Form, Non-Agency) [Jones Lang LaSalle As Independent Contractor] between PRWT Services, Inc. and Jones Lang LaSalle Americas, Inc. dated April 30, 2009.
10.77	Offer Letter from PRWT Services, Inc. to Harold T. Epps dated August 8, 2007.*
10.78	Offer Letter from PRWT Services, Inc. to John J. McCarey dated December 20, 2007.*
10.79.1	Separation Agreement between PRWT Services, Inc. and William Turner dated April 18, 2008.
10.79.2	Amendment to Separation Agreement between PRWT Services, Inc. and William Turner dated October 2008.*
10.79.3	Letter from PRWT Services, Inc. to William Turner dated May 15, 2009.*
10.80.1	Separation Agreement between PRWT Services, Inc. and Fletcher Wiley dated April 15, 2008.*
10.80.2	Amendment to Separation Agreement between PRWT Services, Inc. and Fletcher Wiley dated October 2008.*
10.80.3	Letter from PRWT Services, Inc. to Fletcher Wiley dated March 13, 2009.*
10.81	PRWT Services, Inc. 2008 Equity Compensation Plan.
10.82.1	Supply Agreement between Cherokee Pharmaceuticals LLC and Merck & Co., Inc. dated January 1, 2008 (Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a Request for Confidential Treatment).
10.82.2	Amendment to Supply Agreement between Cherokee Pharmaceuticals LLC and Merck & Co., Inc. dated June 18, 2008.*
10.83	Letter from Asterion, Inc. to PRWT Services, Inc. dated May 26, 2009.*
10.84	Form of Employment Agreement between PRWT Services, Inc. and Willie F. Johnson.*
10.85	Form of Employment Agreement between PRWT Services, Inc. and Harold T. Epps.*
10.86	Form of Employment Agreement between PRWT Services, Inc. and Murvin Lackey.*
10.87	Form of Employment Agreement between PRWT Services, Inc. and Stratton C. Lee, Jr.*
10.88	Form of Employment Agreement between PRWT Services, Inc. and John McCarey.*
10.89	Form of Employment Agreement between PRWT Services, Inc. and Jerry L. Johnson.*
10.90	PRWT Services, Inc. Shareholders’ Agreement.
10.91.1	U.S. Facilities, Inc. Stockholders’ Agreement.
10.91.2	Amendment to U.S. Facilities, Inc. Stockholders’ Agreement.*
10.92	Engagement Agreement between PRWT Services, Inc. and Jackson Capital, LLC dated April 14, 2009.*
21.1	Subsidiaries of PRWT Services, Inc.*
23.1	Consent of McGladrey & Pullen, LLP.

Exhibit No.	Description
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Blank Rome (included in Exhibit 5.1)**
23.4	Consent of Asterion, Inc. (included in Exhibit 10.83)
23.5	Consent of Ladenburg Thalmann & Co. Inc.*
99.1	Consent of Willie F. Johnson (Director nominee)**
99.2	Consent of Jerry L. Johnson (Director nominee)**
99.3	Consent of Michael D. Kaswan (Director nominee)**
99.4	Consent of Robert W. Bogle (Director nominee)**
99.5	Consent of Joseph D. Corvaia (Director nominee)**
99.6	Consent of Thomas C. Lynch (Director nominee)**
99.7	Consent of ____________ (Director nominee)**
99.10	Form of Proxy Card of KBL Healthcare Acquisition Corp. III.*
99.11	Audit Committee charter of KBL.(1)
99.12	Nominating Committee charter of KBL.(1)
99.13	Audit Committee charter of PRWT.*
99.14	Nominating and Corporate Governance Committee Charter of PRWT.*
99.15	Compensation Committee Charter of PRWT.*

*	Previously filed.
**	To be filed by amendment.
(1)	Incorporated by reference to KBL’s Registration Statement on Form S-1 (SEC File No. 333-141342).
(2)	Incorporated by reference to KBL’s Current Report on Form 8-K, filed on February 2, 2009.

Item 22. Undertakings.

PRWT hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each of the undersigned hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

Each of the undersigned undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each of the undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willie F. Johnson, Jerry L. Johnson, and Harold Epps, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/ prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

PRWT SERVICES, INC.
By: /s/ Willie F. Johnson Name: Willie F. Johnson Title: Chairman

Name	Position	Date
/s/ Harold T. Epps Harold T. Epps	President, Chief Executive Officer and Director	June 5, 2009
/s/ John J. McCarey John J. McCarey	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	June 5, 2009
/s/ Willie F. Johnson Willie F. Johnson	Chairman of the Board of Directors	June 5, 2009
/s/ Jerry L. Johnson Jerry L. Johnson	Vice Chairman of the Board of Directors	June 5, 2009
/s/ Murvin Lackey Murvin Lackey	Senior Advisor to the Chairman and Director	June 5, 2009
/s/ Thomas A. Leonard Thomas A. Leonard	Director	June 5, 2009
/s/ Robert W. Bogle Robert W. Bogle	Director	June 5, 2009
/s/ Joseph Corvaia Joseph Corvaia	Director	June 5, 2009
/s/ Thomas C. Lynch Thomas C. Lynch	Director	June 5, 2009
/s/ John B. Elliot John B. Elliot	President — Cherokee Pharmaceuticals and Director	June 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of March 13, 2009, by and among KBL, PRWT, PRWT Merger Sub, Inc. and all of the stockholders of PRWT (included as Annex A to the proxy statement/prospectus).
2.2	Amendment No. 1 to KBL/PRWT Merger Agreement (included as part of Annex A to the proxy statement/prospectus).
3.1	Certificate of Incorporation of KBL.(1)
3.2	Bylaws of KBL.(2)
3.3	Articles of Incorporation of PRWT (included as Annex C to the proxy statement/prospectus).
3.4	Bylaws of PRWT.*
4.1	Specimen Unit Certificate of KBL.(1)
4.2	Specimen Common Stock Certificate of KBL.(1)
4.3	Specimen Warrant Certificate of KBL.(1)
4.4	Specimen Unit Certificate of PRWT.**
4.5	Specimen Common Stock Certificate of PRWT.**
4.6	Specimen Warrant Certificate of PRWT.**
4.7	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and KBL.(1)
5.1	Form of Opinion of Blank Rome.**
8.1	Tax opinion of Graubard Miller (included as Annex G to the proxy statement/prospectus).
10.1	Letter Agreement among KBL, Citigroup Global Markets Inc. and Zachary C. Berk, O.D.(1)
10.2	Letter Agreement among KBL, Citigroup Global Markets Inc. and Marlene R. Krauss, M.D.(1)
10.3	Letter Agreement among KBL, Citigroup Global Markets Inc. and Michael D. Kaswan.(1)
10.4	Letter Agreement among KBL, Citigroup Global Markets Inc. and Eileen More.(1)
10.5	Letter Agreement among KBL, Citigroup Global Markets Inc. and Joseph Williamson.(1)
10.6	Letter Agreement among KBL, Citigroup Global Markets Inc. and Sandra Santos.(1)
10.7	Letter Agreement among KBL, Citigroup Global Markets Inc. and Kenneth Abramovitz.(1)
10.8	Letter Agreement among KBL, Citigroup Global Markets Inc. and Dr. Roy Geronemus.(1)
10.9	Letter Agreement among KBL, Citigroup Global Markets Inc. and Ellen Marram.(1)
10.10	Letter Agreement among KBL, Citigroup Global Markets Inc. and Eric Rose.(1)
10.11	Letter Agreement among KBL, Citigroup Global Markets Inc. and Dr. Myron Weisfeldt.(1)
10.12	Letter Agreement among KBL, Citigroup Global Markets Inc. and Dr. Eli Berk.(1)
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and KBL.(1)
10.14	Form of Stock Escrow Agreement between KBL, Continental Stock Transfer & Trust Company and the Initial Stockholders.(1)
10.15	Form of Letter Agreement between KBL Healthcare Management, Inc. and Registrant regarding administrative support.(1)
10.16	Form of Promissory Note issued to Marlene R. Krauss.(1)
10.17	Form of Registration Rights Agreement among KBL and the Initial Stockholders.(1)
10.18	Form of Subscription Agreement among KBL, Graubard Miller and each of Zachary C. Berk, O.D., Marlene R. Krauss, M.D., Michael D. Kaswan, Eileen More, Joseph Williamson, Terence Barnett, Kenneth Abramowitz, Steven Epstein, Ellen Marram, Kevin McGovern and Eric Rose.(1)
10.19	Letter Agreement among KBL, Citigroup Global Markets Inc. and Steven Epstein.(1)
10.20	Letter Agreement among KBL, Citigroup Global Markets Inc. and James Garvey.(1)
10.21	Letter Agreement among KBL, Citigroup Global Markets Inc. and Terence Barnett.(1)
10.22	Form of Lock-Up Agreement (included as Annex E to the proxy statement/prospectus).
10.23	[Intentionally omitted.]
10.24	Form of Escrow Agreement (included as Annex D to the proxy statement/prospectus).
10.25	Form of Services Agreement between PRWT Services, Inc. and KBL Healthcare Management, Inc.**
10.26	2009 Incentive Equity Plan (included as Annex H to the proxy statement/prospectus).
10.27	Employment Contract between PRWT Services, Inc. and Jerry L. Johnson.

Exhibit No.	Description
10.28	Employment Contract between PRWT Services, Inc. and Murvin Lackey.*
10.29	Amended and Restated Consultant Agreement between John B. Elliot and PRWT Services, Inc.
10.30.1	Consulting Agreement between MDL Associates, LLC and PRWT Services, Inc.*
10.30.2	Amendment to Consulting Agreement between MDL Associates, LLC and PRWT Services, Inc.*
10.31.1	Domestic Business Development Consultant Agreement between John J. McCarey and PRWT Services, Inc.*
10.31.2	Amendment No. 1 to Domestic Business Development Consultant Agreement between John J. McCarey and PRWT Services, Inc.*
10.32	Subcontract to Agreement #GN-0017-07, between PRWT Services, Inc. and the Delaware River Port Authority, between PRWT Services, Inc. and Broadview Staffing.*
10.33	Agreement between Axum Partners and PRWT Services, Inc.*
10.34	Letter Agreement between PRWT Services, Inc. and Jones Lang LaSalle.*
10.35	Letter Agreement between PRWT Services, Inc. and The Staubach Company.*
10.36.1	Note in favor of PIDC Local Development Corporation by PRWT ComServ, Inc. dated August 3, 1999.*
10.36.2	Note Amendment Agreement between PRWT Services, Inc. and PIDC Local Development Corporation dated September 25, 2003.*
10.37	Amended and Restated Note in favor of PIDC Local Development Corporation by PRWT Services, Inc. dated September 24, 2002, as amended December 1, 2004.*
10.38	Security Agreement between PRWT Services, Inc. and PIDC Local Development Corporation dated August 3, 1999.*
10.39	Security Agreement between PRWT Services, Inc. and PIDC Local Development Corporation dated September 24, 2002.*
10.40	Guaranty of Obligations in favor of PIDC Local Development Corporation by PRWT Services, Inc. dated August 3, 1999.*
10.41	Guaranty of Obligations in favor of PIDC Local Development Corporation by Willie F. Johnson, Raymond Saulino, William Turner, Melonease Shaw and Fletcher Wiley dated August 3, 1999.*
10.42.1	Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated May 31, 2000.
10.42.2	Business Loan Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated August 1, 2002.*
10.42.3	Commercial Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated August 1, 2002.*
10.42.4	Second Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated February 14, 2003.*
10.42.5	Third Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated September 23, 2003.*
10.42.6	Fourth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated August 1, 2004.*
10.42.7	Fifth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated November 30, 2004.*
10.42.8	Sixth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank, N.A. dated August 1, 2005.*
10.42.9	Seventh Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and Commerce Bank, N.A. dated November 14, 2005.*
10.42.10	Sixth Amendment to Loan and Security Agreement between U.S. Facilities, Inc. and TD Bank, N.A. dated December 15, 2008.*
10.43	Fifth Amended and Restated Line of Credit Note executed by U.S. Facilities, Inc. in favor of TD Bank, N.A. dated December 15, 2008.*
10.44	Guaranty in favor of Commerce Bank/Pennsylvania, N.A. by PRWT Services, Inc. dated May 31, 2000.*

Exhibit No.	Description
10.45	Guaranty in favor of Commerce Bank/Pennsylvania, N.A. by Halifax Technical Services, Inc. dated May 31, 2000.*
10.46	Fifth Acknowledgement of Guaranty in favor of TD Bank, N.A. by PRWT Services, Inc., Willie F. Johnson, Thomas A. Leonard, James C. Dobrowolski, Ernest Agresto and Halifax Technical Services, Inc.*
10.47	Security Agreement between Halifax Technical Services, Inc. and Commerce Bank/Pennsylvania, N.A. dated May 31, 2000.
10.48	Pledge Agreement between U.S. Facilities, Inc. and Commerce Bank/Pennsylvania, N.A. dated May 31, 2000.*
10.49	Guaranty in favor of Commerce Bank/Pennsylvania, N.A by Willie Johnson dated May 31, 2000.*
10.50	Guaranty in favor of Commerce Bank/Pennsylvania, N.A by James Dobrowolski dated May 31, 2000.*
10.51	Loan Agreement between PRWT Services, Inc. and Radnor Trust Company dated November 2, 2007.
10.52	Note in favor of Radnor Trust Company by PRWT Services, Inc. dated November 2, 2007.*
10.53	Continuing Agreement of Guaranty and Suretyship in favor of Radnor Trust Company by Willie F. Johnson, Fletcher Wiley and William Turner dated November 2, 2007.*
10.54	Pledge Agreement between PRWT Services, Inc. and Radnor Trust Company dated November 2, 2007.*
10.55	Pledge Agreement between Willie Johnson and Radnor Trust Company dated November 2, 2007.*
10.56	Pledge Agreement between Fletcher Wiley and Radnor Trust Company dated November 2, 2007.*
10.57	Pledge Agreement between William Turner and Radnor Trust Company dated November 2, 2007.*
10.58.1	Promissory Note – NON FIN 5 RM in favor of Merck & Co., Inc. by Cherokee Pharmaceuticals LLC dated January 1, 2008.*
10.58.2	Amendment to Non-FIN 5 Promissory Note between Cherokee Pharmaceuticals LLC, PRWT Services, Inc. and Merck & Co., Inc. dated February 11, 2008.*
10.59	Promissory Note – General in favor of Merck & Co., Inc. by Cherokee Pharmaceuticals LLC dated January 1, 2008.*
10.60	Term Loan, Pledge and Security Agreement between Cherokee Pharmaceuticals LLC and NDH Capital Corporation dated June 18, 2008.
10.61	Negotiable Promissory Note in favor of NDH Capital Corporation by Cherokee Pharmaceuticals LLC dated June 18, 2008.*
10.62	Term Loan in favor of Harold Epps by PRWT Services, Inc. dated September 30, 2008.*
10.63	Promissory Note in favor of Willie F. Johnson by PRWT Services, Inc. dated March 14, 2007.*
10.64	Promissory Note in favor of Thomas A. Leonard by Willie F. Johnson dated March 14, 2007.*
10.65	Term Loan in favor of Willie Johnson by PRWT Services, Inc. dated July 30, 2008, together with Allonge to Promissory Note dated April 20, 2009.
10.66	[Intentionally omitted.]
10.67	Five-Year Note in favor of Willie Johnson dated December 1, 2007.*
10.68	Term Loan in favor of Murvin Lackey by PRWT Services, Inc. dated November 6, 2008, together with Allonge to Promissory Note dated April 20, 2009.
10.69	Demand Note in favor of PRWT Services, Inc. by William L. Turner dated September 1, 2008.*
10.70	Guaranty in favor of Commerce Bank/Pennsylvania, N.A. by Thomas A. Leonard dated May 31, 2000.*
10.71.1	Domestic Business Development Consultant Agreement between Willie F. Johnson and Lockheed Martin IMS Corporation dated January 4, 2000.*
10.71.2	Amendment Number 1 to Domestic Business Development Consultant Agreement between Willie F. Johnson and Lockheed Martin IMS Corporation dated January 2, 2001.*
10.71.3	Amendment Number 2 to Domestic Business Development Consultant Agreement by and between Willie F. Johnson and ACS State & Local Solutions, Inc. dated November 18, 2001.*
10.71.4	Amendment Number 3 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated November 19, 2002.*

Exhibit No.	Description
10.71.5	Amendment Number 4 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated January 30, 2004.*
10.71.6	Amendment Number 5 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated March 25, 2008.*
10.71.7	Amendment Number 6 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. effective January 1, 2006.*
10.71.8	Amendment Number 7 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated February 1, 2007.*
10.71.9	Amendment Number 8 to Domestic Business Development Consultant Agreement between Willie F. Johnson and ACS State & Local Solutions, Inc. dated April 23, 2009.*
10.72	Investment Management Agreement between PRWT Services, Inc. and NexTier Bank, N.A. d/b/a Radnor Trust Company dated August 12, 2008.*
10.73	Statement of Work by Elite Group to Cherokee Pharmaceuticals LLC dated October 1, 2007, revised November 20, 2007.
10.74	Administrative Services Agreement between Cherokee Pharmaceuticals LLC and The Elite Group, LLC dated November 28, 2007.*
10.75	Service Contractor Agreement (Long Form, Non-Agency) [Jones Lang LaSalle As Independent Contractor] between U.S. Facilities, Inc. and Jones Lang LaSalle Americas, Inc. dated April 30, 2009.
10.76	Service Contractor Agreement (Long Form, Non-Agency) [Jones Lang LaSalle As Independent Contractor] between PRWT Services, Inc. and Jones Lang LaSalle Americas, Inc. dated April 30, 2009.
10.77	Offer Letter from PRWT Services, Inc. to Harold T. Epps dated August 8, 2007.*
10.78	Offer Letter from PRWT Services, Inc. to John J. McCarey dated December 20, 2007.*
10.79.1	Separation Agreement between PRWT Services, Inc. and William Turner dated April 18, 2008.
10.79.2	Amendment to Separation Agreement between PRWT Services, Inc. and William Turner dated October 2008.*
10.79.3	Letter from PRWT Services, Inc. to William Turner dated May 15, 2009.*
10.80.1	Separation Agreement between PRWT Services, Inc. and Fletcher Wiley dated April 15, 2008.*
10.80.2	Amendment to Separation Agreement between PRWT Services, Inc. and Fletcher Wiley dated October 2008.*
10.80.3	Letter from PRWT Services, Inc. to Fletcher Wiley dated March 13, 2009.*
10.81	PRWT Services, Inc. 2008 Equity Compensation Plan.
10.82.1	Supply Agreement between Cherokee Pharmaceuticals LLC and Merck & Co., Inc. dated January 1, 2008 (Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a Request for Confidential Treatment).
10.82.2	Amendment to Supply Agreement between Cherokee Pharmaceuticals LLC and Merck & Co., Inc. dated June 18, 2008.*
10.83	Letter from Asterion, Inc. to PRWT Services, Inc. dated May 26, 2009.*
10.84	Form of Employment Agreement between PRWT Services, Inc. and Willie F. Johnson.*
10.85	Form of Employment Agreement between PRWT Services, Inc. and Harold T. Epps.*
10.86	Form of Employment Agreement between PRWT Services, Inc. and Murvin Lackey.*
10.87	Form of Employment Agreement between PRWT Services, Inc. and Stratton C. Lee, Jr.*
10.88	Form of Employment Agreement between PRWT Services, Inc. and John McCarey.*
10.89	Form of Employment Agreement between PRWT Services, Inc. and Jerry L. Johnson.*
10.90	PRWT Services, Inc. Shareholders’ Agreement.
10.91.1	U.S. Facilities, Inc. Stockholders’ Agreement.
10.91.2	Amendment to U.S. Facilities, Inc. Stockholders’ Agreement.*
10.92	Engagement Agreement between PRWT Services, Inc. and Jackson Capital, LLC dated April 14, 2009.*
21.1	Subsidiaries of PRWT Services, Inc.*
23.1	Consent of McGladrey & Pullen, LLP.

Exhibit No.	Description
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Blank Rome (included in Exhibit 5.1)**
23.4	Consent of Asterion, Inc. (included in Exhibit 10.83)
23.5	Consent of Ladenburg Thalmann & Co. Inc.*
99.1	Consent of Willie F. Johnson (Director nominee)**
99.2	Consent of Jerry L. Johnson (Director nominee)**
99.3	Consent of Michael D. Kaswan (Director nominee)**
99.4	Consent of Robert W. Bogle (Director nominee)**
99.5	Consent of Joseph D. Corvaia (Director nominee)**
99.6	Consent of Thomas C. Lynch (Director nominee)**
99.7	Consent of ____________ (Director nominee)**
99.10	Form of Proxy Card of KBL Healthcare Acquisition Corp. III.*
99.11	Audit Committee charter of KBL.(1)
99.12	Nominating Committee charter of KBL.(1)
99.13	Audit Committee charter of PRWT.*
99.14	Nominating and Corporate Governance Committee Charter of PRWT.*
99.15	Compensation Committee Charter of PRWT.*

*	Previously filed.
**	To be filed by amendment.
(1)	Incorporated by reference to KBL’s Registration Statement on Form S-1 (SEC File No. 333-141342).
(2)	Incorporated by reference to KBL’s Current Report on Form 8-K, filed on February 2, 2009.